CUSIP NO. 203744107                 13D                       Page 7 of 13 Pages

                                                                       Exhibit A

Name:                                                Herbard Limited

Place of Organization:                               British Virgin Islands

Principal Business:                                  A holding company

Address of Principal Business:                       P. O. Box 438
                                                     Road Town, Tortola
                                                     British Virgin Islands

Address of Principal Office:                         P. O. Box 438
                                                     Road Town, Tortola
                                                     British Virgin Islands

CUSIP NO. 203744107                 13D                       Page 8 of 13 Pages

Name:                               Phyllis Quasha Revocable Trust     EXHIBIT A

Place of Organization:              Bermuda

Principal Business:                 A personal trust

Address of Principal Business:      c/o Grosvenor Trust Company Limited
                                    Airlie House
                                    33 Church Street
                                    Hamilton, Bermuda

Address of Principal:               c/o Grosvenor Trust Company Limited
                                    Airlie House
                                    33 Church Street
                                    Hamilton, Bermuda

CUSIP NO. 203744107                 13D                       Page 9 of 13 Pages

Name:                               Phyllis Grant Quasha               EXHIBIT A

Residence Address:                  Suite 12
                                    Lyford Cay
                                    Nassau, Bahamas

Principal Occupation:               Private Investor

Citizenship:                        Australia